As filed with the Securities and Exchange Commission on February 27, 2002
                          Registration No. 333-93163

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          ---------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     under
                          the Securities Act of 1933


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
      WESTFIELD AMERICA, INC.                            Missouri                               43-0758627
     (Exact name of Registrant               (State or other jurisdiction of                 (I.R.S. employer
    as specified in its charter)              incorporation or organization)             identification numbers)

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                     11601 Wilshire Boulevard, 12th Floor
                         Los Angeles, California 90025
                                (310) 478-4456

      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         Elizabeth Westman, Secretary
                     11601 Wilshire Boulevard, 12th Floor
                         Los Angeles, California 90025
                                (310) 478-4456
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:

                                 Gregg A. Noel
                   Skadden, Arps, Slate, Meagher & Flom LLP
                      300 South Grand Avenue, Suite 3400
                         Los Angeles, California 90071
                                (213) 687-5000

                 Approximate date of commencement of proposed
                  sale to the public: From time to time after
                this registration statement becomes effective.
                                 ------------
         If the only securities being registered on this form are being
offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box.
|_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                         DEREGISTRATION OF SECURITIES

         The purpose of this Post-Effective Amendment No. 1 to this Registration Statement is to deregister all 978,378 shares of common stock (subject to adjustment), par value $.01 per share, of Westfield America, Inc., a Missouri corporation, issuable pursuant to this Registration Statement.

         The Securities and Exchange Commission declared this Registration Statement effective on August 11, 2001. This Registration Statement was filed in accordance with a registration rights agreement, dated as of January 1, 1999, by and among Westfield America, Inc. and the parties listed on Exhibit A thereto. Westfield America has completed a "going-private" transaction as a result of which Westfield America's common shares are no longer publicly traded. Westfield America wishes to terminate the offering of securities registered pursuant to this Registration Statement. This Post-Effective Amendment No. 1 is being filed in accordance with Westfield America's undertaking set forth in Part II, Item 17(a)(3) of this Registration Statement.



                                  SIGNATURES


         Pursuant to the requirements of the Securities Act, Westfield America, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 27th day of February, 2002.

                                  Westfield America, Inc.

                                  By:    /s/ Peter S. Lowy
                                      ---------------------------------
                                      Name:  Peter S. Lowy
                                      Title: Director, President and
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons in the capacities and on the date indicated.


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           Signature                           Title                                       Date
           ---------                           -----                                       ----
      /s/ Peter S. Lowy               Director, President and Chief                  February 27, 2002
------------------------------            Executive Officer
          Peter S. Lowy


     /s/ Richard E. Green             Director and Vice Chairman                     February 27, 2002
------------------------------            of Operations
         Richard E. Green


     /s/ Mark A. Stefanek             Director, Chief Financial Officer              February 27, 2002
------------------------------            and Treasurer
         Mark A. Stefanek

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